UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2025

VASO CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	0-18105	11-2871434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

137 Commercial St., Suite 200, Plainview, New York 11803
(Address of Principal Executive Offices and Zip Code)

(516) 997-4600
Registrant’s Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Exchange Act (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Vaso Corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) on December 17, 2025. At the Annual Meeting, the Company’s shareholders were asked to vote on the following three matters: (1) Election of three Class II directors, to serve for a three-year term and until their successors are elected and qualify; (2) approval of a non-binding “Say on Pay” proposal to approve the compensation of the Company’s named executive officers (a so-called “Say on Pay” vote); and (3) approval of a non-binding proposal for stockholders to recommend to the Board of Directors the frequency at which the Company should hold a non-binding Say on Pay vote (a so-called “Say When on Pay” vote).

As of the record date for the meeting, there were 175,953,035 outstanding shares of common stock entitled to vote. A total of 120,208,576 shares of common stock were voted at the Annual Meeting either in person or by proxy.

The following is a summary of the final voting results for the matters presented to the shareholders:

Proposal 1 – Election of Directors. The following three director nominees were elected to serve for a three-year term.

Nominee	For	Withheld	Broker non-Votes
Behnam Movaseghi	103,664,162	16,544,414	N/A
Jane Moen	109,424,726	10,783,850	N/A
Leon Dembo	103,581,987	16,626,589	N/A

Proposal 2 – Advisory Say on Pay Vote. The non-binding advisory proposal to approve the compensation of the Company’s named executive officers was approved. The voting results were as follows:

For	Against	Abstain	Broker non-Votes
105,612,284	12,759,718	1,836,574	N/A

Proposal 3 – Advisory Say When on Pay Vote. The shareholders approved in a non-binding advisory vote to recommend that a “Say on Pay” vote be presented to shareholders every three years. The voting results were as follows:

One Year	Two Years	Three Years	Abstentions
16,828,312	1,975,106	97,734,812	3,670,346

Holders of approximately 56% of the outstanding shares voted in favor of offering future Say on Pay votes to the Corporation’s shareholders every three years, which was also management’s recommendation. In light of the shareholders vote, and upon the recommendation of its Nominating and Corporate Governance Committee, the Board of Directors determined that future Say on Pay votes will be presented to the shareholders every three years. Thus, the next shareholder Say on Pay vote will be presented to the shareholders at the Corporation’s 2028 annual meeting.

Item 9.01	Exhibits

Exhibit No.	Description
104	Cover page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2025

VASO CORPORATION

By:	/s/ Jun Ma
Name:	Jun Ma
Title:	Chief Executive Officer and President

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